Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2025 Financial Results

NYSE Ticker: NBHC

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (the “Company”) reported:

	For the quarter(1)			For the six months ended(1)
	2Q25	1Q25	2Q24	2025	2024
Net income ($000's)	$34,022	$24,231	$26,135	$58,253	$57,526
Earnings per share - diluted	$0.88	$0.63	$0.68	$1.51	$1.50
Return on average assets	1.38%	0.99%	1.06%	1.19%	1.17%
Return on average tangible assets(2)	1.49%	1.09%	1.17%	1.29%	1.28%
Return on average equity	10.15%	7.42%	8.46%	8.80%	9.37%
Return on average tangible common equity(2)	14.18%	10.64%	12.44%	12.44%	13.77%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered quarterly earnings of $0.88 of earnings per diluted share and a return on average tangible common equity of 14.18%.  Year-over-year fully taxable equivalent pre-provision net revenues grew by 19.9% highlighted by a strong net interest margin of 3.95%.  We remain diligent in monitoring our loan book and maintaining a disciplined approach to extending credit, which resulted in just 5 basis points of annualized net charge-offs during the quarter.”

Mr. Laney added, “Our solid results continue to generate meaningful capital growth with a Common Equity Tier 1 capital ratio of 14.2%. Our excess capital position provides us with optionality to act on a variety of growth opportunities. We are pleased with the recent launch of 2UniFi, an innovative financial ecosystem that we believe can change the way business owners and operators access the U.S. banking system. 2UniFi is built to empower business entrepreneurs with banking and business tools that save time, reduce stress, and help them grow their business.”

Second Quarter 2025 Results

(All comparisons refer to the first quarter of 2025, except as noted)

Net income increased $9.8 million, or 40.4%, to $34.0 million or $0.88 per diluted share, compared to $24.2 million or $0.63 per diluted share. Fully taxable equivalent pre-provision net revenue increased $1.5 million, or 14.3% annualized, to $43.5 million. The return on average tangible assets increased 40 basis points to 1.49%, and the return on average tangible common equity increased 3.54% to 14.18%. Compared to the second quarter of 2024, fully taxable equivalent pre-provision net revenue increased $7.2 million or 19.9%.

Net Interest Income

Fully taxable equivalent net interest income increased $0.7 million to $89.3 million due to one additional day during the second quarter. The fully taxable equivalent net interest margin widened two basis points to 3.95%, driven by a three basis point increase in earning asset yields, partially offset by an increase in the cost of funds.

Loans

Loans totaled $7.5 billion at June 30, 2025, compared to $7.6 billion. We generated quarterly loan fundings of $322.7 million, led by commercial loan fundings of $219.6 million. The second quarter’s weighted average rate on new loans at the time of origination was 7.4%, compared to a weighted average yield of 6.5% on our loan portfolio.

Asset Quality and Provision for Credit Losses

The Company recorded no provision expense for credit losses, compared to $10.2 million in the previous quarter. Annualized net charge-offs totaled 0.05% of average total loans, compared to 0.80%. Non-performing loans totaled 0.45% of total loans at June 30, 2025, consistent with the previous quarter, and non-performing assets decreased one basis point to 0.45% of total loans and OREO at June 30, 2025. The allowance for credit losses as a percentage of loans increased one basis point to 1.19% at June 30, 2025.

Deposits

Average total deposits decreased $58.8 million to $8.2 billion during the second quarter 2025, and average transaction deposits (defined as total deposits less time deposits) decreased $85.3 million to $7.1 billion. The loan to deposit ratio totaled 90.5% at June 30, 2025, compared to 90.8%. The mix of transaction deposits to total deposits was 87.0% at June 30, 2025, compared to 87.4%.

Non-Interest Income

Non-interest income increased $1.7 million, or 11.0%, to $17.1 million during the second quarter. Income from partnership investments increased $0.6 million, bank card fees increased $0.5 million, SBA loan gains on sale increased $0.2 million, and the sales of two previously consolidated banking center properties drove a $1.3 million gain. Mortgage banking income decreased $0.8 million.

Non-Interest Expense

Non-interest expense totaled $62.9 million, compared to $62.0 million in the first quarter, which benefited from the $1.9 million payroll tax credits realized in the first quarter. Excluding the impact from the first quarter’s payroll tax credits, non-interest expense decreased $1.0 million due to our disciplined expense management. The second quarter’s non-interest expense includes $0.3 million of non-recurring restructuring charges as a result of expense reduction actions executed during the quarter. The fully taxable equivalent efficiency ratio improved 42 basis points to 57.3%, excluding other intangible assets amortization.

Income tax expense totaled $7.5 million, compared to $5.6 million in the previous quarter, as a result of higher pre-tax income in the second quarter. The effective tax rate was 18.1%, compared to 18.8% in the first quarter.

Capital

Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 11.18%, and the common equity tier 1 capital ratio totaled 14.17% at June 30, 2025. Shareholders’ equity increased $23.2 million to $1.4 billion at June 30, 2025, primarily driven by $22.5 million of growth in retained earnings from net income after covering the quarter’s dividend, and a $4.1 million improvement in accumulated other comprehensive loss due to changes in the interest rate environment.

Common book value per share increased $0.65 to $35.55 at June 30, 2025. Tangible common book value per share increased $0.70 to $26.64 driven by the quarter’s earnings after covering the quarterly dividend, and a $0.11 improvement in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first six months of 2024, except as noted)

Net income increased $0.7 million to $58.3 million or $1.51 per diluted share, compared to $57.5 million or $1.50 per diluted share. Fully taxable equivalent pre-provision net revenue increased $8.6 million to $85.4 million. The return on average tangible assets increased one basis point to 1.29%, and the return on average tangible common equity was 12.44%, compared to 13.77%.

Fully taxable equivalent net interest income increased $6.9 million to $177.9 million. The fully taxable equivalent net interest margin widened 17 basis points to 3.94%, driven by a 21 basis point decrease in the cost of funds, partially offset by a three basis point decrease in earning asset yields.

Loans outstanding totaled $7.5 billion as of June 30, 2025, compared to $7.7 billion. New loan fundings over the trailing twelve months totaled $1.4 billion, led by commercial fundings of $928.3 million.

The Company recorded $10.2 million of provision expense for credit losses, compared to $2.8 million in the same period prior year. Annualized net charge-offs totaled 0.43% of average total loans, compared to 0.11% net charge-offs in the same period prior year. Non-performing loans totaled 0.45% of total loans at June 30, 2025, compared to 0.34% in the prior year. Non-performing assets totaled 0.45% of total loans and OREO at June 30, 2025, compared to 0.36% in the prior year. The allowance for credit losses as a percentage of loans totaled 1.19% at June 30, 2025, compared to 1.25% at June 30, 2024.

Average deposits totaled $8.2 billion, compared to $8.3 billion in the same period prior year, and average transaction deposits totaled $7.2 billion, compared to $7.3 billion in the same period prior year. The mix of transaction deposits to total deposits was 87.0% at June 30, 2025, compared to 87.8%.

Non-interest income increased $0.7 million to $32.4 million primarily due to a $0.7 million increase in the gains on sales of previously consolidated banking center properties and a $0.4 million increase in trust income.

Non-interest expense decreased $1.0 million to $124.9 million as a result of disciplined expense management and payroll tax credits realized during the first quarter 2025.

Income tax expense totaled $13.1 million, consistent with the same period prior year. The effective tax rate was 18.4%, compared to 18.6% in the same period prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 23, 2025. Interested parties may listen to this call by dialing (877) 400-0505 using the participant passcode of 9935135 and asking for the NBHC Q2 2025 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 85 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “efficiency ratio excluding other intangible assets amortization,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “pre-provision net revenue” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these differences by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately,” “likely,” “ensure,” “strategy,” “objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: business and economic conditions along with external events both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary and fiscal policies, and the volatility of trading markets; changes in the fair value of our investment securities and the ability of companies in which we invest to commercialize their technology or product concepts; the loss of certain executive officers and key personnel; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial institutions and financial services providers and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of a government shutdown of such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to execute our organic growth and acquisition strategies; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; our ability to comply with and manage costs related to extensive government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation (“FDIC”); claims or legal action brought against us by third parties or government agencies; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Total interest and dividend income	$131,220	$129,963	$132,447	$261,183	$264,179
Total interest expense	43,811	43,272	48,873	87,083	96,575
Net interest income	87,409	86,691	83,574	174,100	167,604
Taxable equivalent adjustment	1,912	1,910	1,711	3,822	3,403
Net interest income FTE(1)	89,321	88,601	85,285	177,922	171,007
Provision expense for credit losses	—	10,200	2,776	10,200	2,776
Net interest income after provision for credit losses FTE(1)	89,321	78,401	82,509	167,722	168,231
Non-interest income:
Service charges	4,127	4,118	4,295	8,245	8,686
Bank card fees	4,732	4,194	4,882	8,926	9,460
Mortgage banking income	2,547	3,315	3,296	5,862	5,951
Other non-interest income	5,660	3,749	1,556	9,409	7,626
Total non-interest income	17,066	15,376	14,029	32,442	31,723
Non-interest expense:
Salaries and benefits	37,746	34,362	36,933	72,108	73,453
Occupancy and equipment	9,436	10,837	10,120	20,273	20,061
Professional fees	1,680	1,423	1,706	3,103	3,352
Data processing	4,452	4,401	4,117	8,853	8,183
Other non-interest expense	7,670	9,017	8,222	16,687	16,875
Other intangible assets amortization	1,947	1,977	1,977	3,924	3,985
Total non-interest expense	62,931	62,017	63,075	124,948	125,909

Income before income taxes FTE(1)	43,456	31,760	33,463	75,216	74,045
Taxable equivalent adjustment	1,912	1,910	1,711	3,822	3,403
Income before income taxes	41,544	29,850	31,752	71,394	70,642
Income tax expense	7,522	5,619	5,617	13,141	13,116
Net income	$34,022	$24,231	$26,135	$58,253	$57,526
Earnings per share - basic	$0.89	$0.63	$0.68	$1.52	$1.51
Earnings per share - diluted	0.88	0.63	0.68	1.51	1.50
Common stock dividend	0.30	0.29	0.28	0.59	0.55

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2025	March 31, 2025	December 31, 2024	June 30, 2024
ASSETS
Cash and cash equivalents	$296,483	$246,298	$127,848	$144,993
Investment securities available-for-sale	631,947	634,376	527,547	691,076
Investment securities held-to-maturity	717,232	706,912	533,108	554,686
Non-marketable securities	81,124	76,203	76,462	72,987
Loans	7,486,918	7,646,296	7,751,143	7,722,153
Allowance for credit losses	(88,893)	(90,192)	(94,455)	(96,457)
Loans, net	7,398,025	7,556,104	7,656,688	7,625,696
Loans held for sale	20,784	11,885	24,495	18,787
Other real estate owned	291	615	662	1,526
Premises and equipment, net	209,414	204,567	196,773	177,456
Goodwill	306,043	306,043	306,043	306,043
Intangible assets, net	52,496	54,489	58,432	62,356
Other assets	284,890	301,378	299,635	315,245
Total assets	$9,998,729	$10,098,870	$9,807,693	$9,970,851
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,168,574	$2,215,313	$2,213,685	$2,229,432
Interest bearing demand deposits	1,240,698	1,337,905	1,411,860	1,420,942
Savings and money market	3,785,951	3,812,312	3,592,312	3,703,810
Total transaction deposits	7,195,223	7,365,530	7,217,857	7,354,184
Time deposits	1,074,261	1,058,677	1,020,036	1,022,741
Total deposits	8,269,484	8,424,207	8,237,893	8,376,925
Securities sold under agreements to repurchase	18,513	20,749	18,895	19,465
Long-term debt	54,385	54,588	54,511	54,356
Federal Home Loan Bank advances	185,000	80,000	50,000	35,000
Other liabilities	118,851	190,018	141,319	237,461
Total liabilities	8,646,233	8,769,562	8,502,618	8,723,207
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,167,719	1,168,433	1,167,431	1,161,804
Retained earnings	544,428	521,939	508,864	469,630
Treasury stock	(304,254)	(301,531)	(301,694)	(303,880)
Accumulated other comprehensive loss, net of tax	(55,912)	(60,048)	(70,041)	(80,425)
Total shareholders' equity	1,352,496	1,329,308	1,305,075	1,247,644
Total liabilities and shareholders' equity	$9,998,729	$10,098,870	$9,807,693	$9,970,851
SHARE DATA
Average basic shares outstanding	38,075,896	38,068,455	38,327,964	38,210,869
Average diluted shares outstanding	38,151,810	38,229,869	38,565,164	38,372,777
Ending shares outstanding	38,045,622	38,094,105	38,054,482	37,899,453
Common book value per share	$35.55	$34.90	$34.29	$32.92
Tangible common book value per share(1) (non-GAAP)	26.64	25.94	25.28	23.74
CAPITAL RATIOS
Average equity to average assets	13.62%	13.35%	13.10%	12.57%
Tangible common equity to tangible assets(1)	10.49%	10.13%	10.16%	9.35%
Tier 1 leverage ratio	11.18%	10.89%	10.69%	10.20%
Common equity tier 1 risk-based capital ratio	14.17%	13.61%	13.20%	12.41%
Tier 1 risk-based capital ratio	14.17%	13.61%	13.20%	12.41%
Total risk-based capital ratio	16.07%	15.49%	15.11%	14.32%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2025		June 30, 2025
			vs. March 31, 2025		vs. June 30, 2024
	June 30, 2025	March 31, 2025	% Change	June 30, 2024	% Change
Originated:
Commercial:
Commercial and industrial	$1,829,984	$1,871,301	(2.2)%	$1,906,095	(4.0)%
Municipal and non-profit	1,125,330	1,116,724	0.8%	1,063,706	5.8%
Owner-occupied commercial real estate	1,051,964	1,026,692	2.5%	921,122	14.2%
Food and agribusiness	213,254	251,120	(15.1)%	248,401	(14.1)%
Total commercial	4,220,532	4,265,837	(1.1)%	4,139,324	2.0%
Commercial real estate non-owner occupied	1,118,730	1,136,176	(1.5)%	1,116,424	0.2%
Residential real estate	915,213	915,139	0.0%	923,313	(0.9)%
Consumer	12,050	11,955	0.8%	14,385	(16.2)%
Total originated	6,266,525	6,329,107	(1.0)%	6,193,446	1.2%

Acquired:
Commercial:
Commercial and industrial	100,545	105,493	(4.7)%	124,104	(19.0)%
Municipal and non-profit	265	271	(2.2)%	288	(8.0)%
Owner-occupied commercial real estate	188,745	198,339	(4.8)%	232,890	(19.0)%
Food and agribusiness	31,693	33,831	(6.3)%	48,061	(34.1)%
Total commercial	321,248	337,934	(4.9)%	405,343	(20.7)%
Commercial real estate non-owner occupied	601,890	659,680	(8.8)%	752,040	(20.0)%
Residential real estate	296,795	318,510	(6.8)%	369,003	(19.6)%
Consumer	460	1,065	(56.8)%	2,321	(80.2)%
Total acquired	1,220,393	1,317,189	(7.3)%	1,528,707	(20.2)%
Total loans	$7,486,918	$7,646,296	(2.1)%	$7,722,153	(3.0)%

Loan Fundings(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2025	2025	2024	2024	2024
Commercial:
Commercial and industrial	$133,402	$108,594	$146,600	$93,711	$241,910
Municipal and non-profit	34,393	12,506	49,175	35,677	28,785
Owner occupied commercial real estate	47,233	37,762	117,850	70,517	102,615
Food and agribusiness	4,576	1,338	15,796	19,205	11,040
Total commercial	219,604	160,200	329,421	219,110	384,350
Commercial real estate non-owner occupied	56,770	65,254	119,132	91,809	83,184
Residential real estate	44,470	29,300	30,750	47,322	36,124
Consumer	1,823	970	726	1,010	1,547
Total	$322,667	$255,724	$480,029	$359,251	$505,205

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were $15,490, $21,752, $64,375, $16,302 and $19,281 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,289,154	$102,399	6.53%	$6,335,931	$102,221	6.54%	$6,074,199	$101,794	6.74%
Acquired loans	1,262,933	19,397	6.16%	1,351,726	19,547	5.86%	1,541,576	23,464	6.12%
Loans held for sale	21,115	354	6.72%	19,756	349	7.16%	16,862	318	7.59%
Investment securities available-for-sale	701,920	4,661	2.66%	716,938	4,617	2.58%	802,830	5,101	2.54%
Investment securities held-to-maturity	713,178	5,173	2.90%	635,961	4,120	2.59%	564,818	2,419	1.71%
Other securities	30,560	466	6.10%	31,386	480	6.12%	25,093	377	6.01%
Interest earning deposits	57,634	682	4.75%	48,206	539	4.53%	92,388	685	2.98%
Total interest earning assets FTE(2)	$9,076,494	$133,132	5.88%	$9,139,904	$131,873	5.85%	$9,117,766	$134,158	5.92%
Cash and due from banks	$79,131			$77,237			$100,165
Other assets	807,802			794,374			771,475
Allowance for credit losses	(90,292)			(95,492)			(97,741)
Total assets	$9,873,135			$9,916,023			$9,891,665
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,986,119	$32,758	2.64%	$5,027,052	$32,511	2.62%	$5,109,924	$39,681	3.12%
Time deposits	1,062,481	9,087	3.43%	1,035,983	8,756	3.43%	1,015,371	8,536	3.38%
Federal Home Loan Bank advances	93,676	1,170	5.01%	107,151	1,105	4.18%	9,505	133	5.63%
Other borrowings(3)	41,300	278	2.70%	50,277	382	3.08%	17,449	5	0.12%
Long-term debt	54,574	518	3.81%	54,539	518	3.85%	54,307	518	3.84%
Total interest bearing liabilities	$6,238,150	$43,811	2.82%	$6,275,002	$43,272	2.80%	$6,206,556	$48,873	3.17%
Demand deposits	$2,152,899			$2,197,300			$2,254,454
Other liabilities	137,319			119,806			187,499
Total liabilities	8,528,368			8,592,108			8,648,509
Shareholders' equity	1,344,767			1,323,915			1,243,156
Total liabilities and shareholders' equity	$9,873,135			$9,916,023			$9,891,665
Net interest income FTE(2)		$89,321			$88,601			$85,285
Interest rate spread FTE(2)			3.06%			3.05%			2.75%
Net interest earning assets	$2,838,344			$2,864,902			$2,911,210
Net interest margin FTE(2)			3.95%			3.93%			3.76%
Average transaction deposits	$7,139,018			$7,224,352			$7,364,378
Average total deposits	8,201,499			8,260,335			8,379,749
Ratio of average interest earning assets to average interest bearing liabilities	145.50%			145.66%			146.91%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,912, $1,910 and $1,711 for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2025			For the six months ended June 30, 2024
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,312,413	$204,620	6.54%	$6,060,524	$202,708	6.73%
Acquired loans	1,307,084	38,944	6.01%	1,576,548	47,753	6.09%
Loans held for sale	20,439	703	6.94%	14,440	543	7.56%
Investment securities available-for-sale	709,387	9,278	2.62%	776,999	9,204	2.37%
Investment securities held-to-maturity	674,783	9,293	2.75%	571,989	4,933	1.72%
Other securities	30,971	946	6.11%	30,065	993	6.61%
Interest earning deposits	52,946	1,221	4.65%	91,983	1,448	3.17%
Total interest earning assets FTE(2)	$9,108,023	$265,005	5.87%	$9,122,548	$267,582	5.90%
Cash and due from banks	$78,189			$101,374
Other assets	801,127			763,853
Allowance for credit losses	(92,878)			(97,812)
Total assets	$9,894,461			$9,889,963
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,006,472	$65,269	2.63%	$5,028,868	$76,094	3.04%
Time deposits	1,049,305	17,843	3.43%	1,002,706	16,120	3.23%
Federal Home Loan Bank advances	100,376	2,275	4.57%	118,871	3,314	5.61%
Other borrowings(3)	45,764	660	2.91%	18,189	11	0.12%
Long-term debt	54,557	1,036	3.83%	54,268	1,036	3.84%
Total interest bearing liabilities	$6,256,474	$87,083	2.81%	$6,222,902	$96,575	3.12%
Demand deposits	$2,174,977			$2,267,725
Other liabilities	128,611			164,617
Total liabilities	8,560,062			8,655,244
Shareholders' equity	1,334,399			1,234,719
Total liabilities and shareholders' equity	$9,894,461			$9,889,963
Net interest income FTE(2)		$177,922			$171,007
Interest rate spread FTE(2)			3.06%			2.78%
Net interest earning assets	$2,851,549			$2,899,646
Net interest margin FTE(2)			3.94%			3.77%
Average transaction deposits	$7,181,449			$7,296,593
Average total deposits	8,230,754			8,299,299
Ratio of average interest earning assets to average interest bearing liabilities	145.58%			146.60%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $3,822 and $3,403 for the six months ended June 30, 2025 and June 30, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
Beginning allowance for credit losses	$90,192	$94,455	$97,607
Charge-offs	(1,158)	(15,251)	(4,605)
Recoveries	170	138	499
Provision (release) expense for credit losses	(311)	10,850	2,956
Ending allowance for credit losses ("ACL")	$88,893	$90,192	$96,457
Ratio of annualized net charge-offs to average total loans during the period	0.05%	0.80%	0.22%
Ratio of ACL to total loans outstanding at period end	1.19%	1.18%	1.25%
Ratio of ACL to total non-performing loans at period end	266.66%	260.52%	370.18%
Total loans	$7,486,918	$7,646,296	$7,722,153
Average total loans during the period	7,530,783	7,660,974	7,582,506
Total non-performing loans	33,336	34,620	26,057

Past Due and Non-accrual Loans

	June 30, 2025	March 31, 2025	June 30, 2024
Loans 30-89 days past due and still accruing interest	$13,923	$17,003	$27,159
Loans 90 days past due and still accruing interest	7,315	1,012	3,498
Non-accrual loans	33,336	34,620	26,057
Total past due and non-accrual loans	$54,574	$52,635	$56,714
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.54%	0.47%	0.38%

Asset Quality Data

	June 30, 2025	March 31, 2025	June 30, 2024
Non-performing loans	$33,336	$34,620	$26,057
OREO	291	615	1,526
Total non-performing assets	$33,627	$35,235	$27,583
Total non-performing loans to total loans	0.45%	0.45%	0.34%
Total non-performing assets to total loans and OREO	0.45%	0.46%	0.36%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Return on average assets	1.38%	0.99%	1.06%	1.19%	1.17%
Return on average tangible assets(2)	1.49%	1.09%	1.17%	1.29%	1.28%
Return on average equity	10.15%	7.42%	8.46%	8.80%	9.37%
Return on average tangible common equity(2)	14.18%	10.64%	12.44%	12.44%	13.77%
Loan to deposit ratio (end of period)	90.54%	90.77%	92.18%	90.54%	92.18%
Non-interest bearing deposits to total deposits (end of period)	26.22%	26.30%	26.61%	26.22%	26.61%
Net interest margin(3)	3.86%	3.85%	3.69%	3.85%	3.69%
Net interest margin FTE(2)(3)	3.95%	3.93%	3.76%	3.94%	3.77%
Interest rate spread FTE(2)(4)	3.06%	3.05%	2.75%	3.06%	2.78%
Yield on earning assets(5)	5.80%	5.77%	5.84%	5.78%	5.82%
Yield on earning assets FTE(2)(5)	5.88%	5.85%	5.92%	5.87%	5.90%
Cost of funds	2.09%	2.07%	2.32%	2.08%	2.29%
Cost of deposits	2.05%	2.03%	2.31%	2.04%	2.23%
Non-interest income to total revenue FTE(6)	16.04%	14.79%	14.13%	15.42%	15.65%
Efficiency ratio	60.24%	60.76%	64.62%	60.50%	63.17%
Efficiency ratio excluding other intangible assets amortization FTE(2)	57.32%	57.74%	61.52%	57.53%	60.14%
Pre-provision net revenue	$41,544	$40,050	$34,528	$81,594	$73,418
Pre-provision net revenue FTE(2)	43,456	41,960	36,239	85,416	76,821

Total Loans Asset Quality Data(7)(8)
Non-performing loans to total loans	0.45%	0.45%	0.34%	0.45%	0.34%
Non-performing assets to total loans and OREO	0.45%	0.46%	0.36%	0.45%	0.36%
Allowance for credit losses to total loans	1.19%	1.18%	1.25%	1.19%	1.25%
Allowance for credit losses to non-performing loans	266.66%	260.52%	370.18%	266.66%	370.18%
Net charge-offs to average loans	0.05%	0.80%	0.22%	0.43%	0.11%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income. Ratio represents a non-GAAP financial measure.
(7)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2025	March 31, 2025	December 31, 2024	June 30, 2024
Total shareholders' equity	$1,352,496	$1,329,308	$1,305,075	$1,247,644
Less: goodwill and other intangible assets, net	(352,854)	(354,800)	(356,777)	(360,732)
Add: deferred tax liability related to goodwill	13,741	13,638	13,535	12,871
Tangible common equity (non-GAAP)	$1,013,383	$988,146	$961,833	$899,783

Total assets	$9,998,729	$10,098,870	$9,807,693	$9,970,851
Less: goodwill and other intangible assets, net	(352,854)	(354,800)	(356,777)	(360,732)
Add: deferred tax liability related to goodwill	13,741	13,638	13,535	12,871
Tangible assets (non-GAAP)	$9,659,616	$9,757,708	$9,464,451	$9,622,990

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.53%	13.16%	13.31%	12.51%
Less: impact of goodwill and other intangible assets, net	(3.04)%	(3.03)%	(3.15)%	(3.16)%
Tangible common equity to tangible assets (non-GAAP)	10.49%	10.13%	10.16%	9.35%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$1,013,383	$988,146	$961,833	$899,783
Divided by: ending shares outstanding	38,045,622	38,094,105	38,054,482	37,899,453
Tangible common book value per share (non-GAAP)	$26.64	$25.94	$25.28	$23.74

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Net income	$34,022	$24,231	$26,135	$58,253	$57,526
Add: impact of other intangible assets amortization expense, after tax	1,492	1,516	1,516	3,006	3,055
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$35,514	$25,747	$27,651	$61,259	$60,581

Average assets	$9,873,135	$9,916,023	$9,891,665	$9,894,461	$9,889,963
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(340,330)	(342,425)	(349,030)	(341,320)	(350,040)
Average tangible assets (non-GAAP)	$9,532,805	$9,573,598	$9,542,635	$9,553,141	$9,539,923

Average shareholders' equity	$1,344,767	$1,323,915	$1,243,156	$1,334,399	$1,234,719
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(340,330)	(342,425)	(349,030)	(341,320)	(350,040)
Average tangible common equity (non-GAAP)	$1,004,437	$981,490	$894,126	$993,079	$884,679

Return on average assets	1.38%	0.99%	1.06%	1.19%	1.17%
Return on average tangible assets (non-GAAP)	1.49%	1.09%	1.17%	1.29%	1.28%
Return on average equity	10.15%	7.42%	8.46%	8.80%	9.37%
Return on average tangible common equity (non-GAAP)	14.18%	10.64%	12.44%	12.44%	13.77%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Interest income	$131,220	$129,963	$132,447	$261,183	$264,179
Add: impact of taxable equivalent adjustment	1,912	1,910	1,711	3,822	3,403
Interest income FTE (non-GAAP)	$133,132	$131,873	$134,158	$265,005	$267,582

Net interest income	$87,409	$86,691	$83,574	$174,100	$167,604
Add: impact of taxable equivalent adjustment	1,912	1,910	1,711	3,822	3,403
Net interest income FTE (non-GAAP)	$89,321	$88,601	$85,285	$177,922	$171,007

Average earning assets	$9,076,494	$9,139,904	$9,117,766	$9,108,023	$9,122,548
Yield on earning assets	5.80%	5.77%	5.84%	5.78%	5.82%
Yield on earning assets FTE (non-GAAP)	5.88%	5.85%	5.92%	5.87%	5.90%
Net interest margin	3.86%	3.85%	3.69%	3.85%	3.69%
Net interest margin FTE (non-GAAP)	3.95%	3.93%	3.76%	3.94%	3.77%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Net interest income	$87,409	$86,691	$83,574	$174,100	$167,604
Add: impact of taxable equivalent adjustment	1,912	1,910	1,711	3,822	3,403
Net interest income FTE (non-GAAP)	$89,321	$88,601	$85,285	$177,922	$171,007

Non-interest income	$17,066	$15,376	$14,029	$32,442	$31,723

Non-interest expense	$62,931	$62,017	$63,075	$124,948	$125,909
Less: other intangible assets amortization	(1,947)	(1,977)	(1,977)	(3,924)	(3,985)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$60,984	$60,040	$61,098	$121,024	$121,924

Efficiency ratio	60.24%	60.76%	64.62%	60.50%	63.17%
Efficiency ratio excluding other intangible assets amortization FTE (non-GAAP)	57.32%	57.74%	61.52%	57.53%	60.14%
Pre-provision net revenue (non-GAAP)	$41,544	$40,050	$34,528	$81,594	$73,418
Pre-provision net revenue, FTE (non-GAAP)	43,456	41,960	36,239	85,416	76,821